EXHIBIT 99.4

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with  the  Quarterly  Report  of United  Mobile Homes,
        Inc.  (the "Company")          on  Form  10-Q for the  period ending
        September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anna T. Chew, Contoller of the Company, certify, pursuant to 18 U.S.C. S 1350, as adopted pursuant to S906 of the Sarbanes-Oxley Act of 2002, that:

              (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

              (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



	/s/  Anna T. Chew


	Anna T. Chew
	Chief Financial Officer
	November 4, 2002